Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, VP, Communications
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE REPORTS FIRST QUARTER 2021 RESULTS;
DECLARES REGULAR DIVIDEND AND REAFFIRMS 2021 OUTLOOK

•Won largest single contract in company history and delivered strongest quarterly sales performance since One Deluxe program initiated in late 2019
•Announced acquisition of First American Payment Systems, accelerating transformation into a payments and Trusted Business Technology™ company, and which is expected to double the size of the company’s Payments business
•Reported increase in net income and both GAAP and adjusted EPS, while adjusted EBITDA margin expanded 340 basis points and adjusted EPS was up nearly 17 percent from a year ago
•Achieved strong cash flow, improved cash on hand and liquidity, held total debt steady and reduced net debt to lowest level in nearly three years amidst the pandemic
•Declared regular quarterly dividend

Shoreview, Minn. – May 6, 2021 – Deluxe (NYSE: DLX), a Trusted Business Technology™ company, today reported operating results for its first quarter ended March 31, 2021.

“We had a solid start to 2021, consistent with our expectations. We achieved significant year-over-year improvement in adjusted EBITDA and sequential improvement in the total revenue decline rate,” said Barry McCarthy, President and CEO of Deluxe. “Our Payments segment again delivered healthy growth, demonstrating its resiliency in the face of the continued pandemic and severe weather impacts, and despite a tough comparable with the impact of several large-scale wins in the same period a year ago. We also saw acceleration in data-driven marketing, a component of Cloud Solutions.”

McCarthy continued, “Upon the closing of our recently announced acquisition of First American Payment Systems, we expect to achieve even greater transformative acceleration by doubling the size of our Payments segment. We plan to leverage First American’s scaled payments platform and impressive distribution channels, allowing us to provide merchant services to our millions of small business customers and thousands of financial institution clients, while also offering new services, such as payroll, receivables and digital disbursements, to First American’s significant customer base. Upon closing, Deluxe will be firmly established as a payments and Trusted Business Technology™ company.”

“Our business continues to recover well, particularly in our higher growth focus areas. Our ‘One Deluxe’ go-to-market strategy is delivering impressive results, as evidenced by the signing of the two largest deals in company history in the last six months, and nine of the 13 largest wins of the last decade in the last seven quarters. Healthy customer demand in payments and data is driving the positive momentum we are seeing, and we expect it to continue in 2021,” concluded McCarthy.

First Quarter 2021 Financial and Segment Highlights

	1st Quarter 2021		1st Quarter 2020		% Change
Revenue	$441.3	million	$486.4	million	(9.3%)
Net Income (Loss)	$24.3	million	($60.1	million)	n/m
Adjusted EBITDA	$90.5	million	$83.3	million	8.6%
Diluted EPS – GAAP	$0.57		($1.45)		n/m
Adjusted Diluted EPS	$1.26		$1.08		16.7%
n/m - not meaningful

•Revenue was $45.1 million lower than the previous year. 2021 results reflect a full quarter of the impact of the COVID-19 pandemic, while prior year results were not affected until late in the first quarter. The impact is reflected primarily in the Promotional Solutions, Cloud Solutions and Checks segments.
•The Payments segment delivered revenue growth of 3.2 percent over the previous year, lapping the impact of two large wins in the same period a year ago.
•Net income of $24.3 million was impacted by COVID-19 but benefitted from various cost saving and efficiency programs across the company.
•Adjusted EBITDA margin remained strong at 20.5 percent, as management continues to refine the company's cost structure.
•Cash flow from operations for the first quarter of 2021 was $39.6 million and capital expenditures were $21.7 million. Free cash flow, defined as cash provided by operating activities less capital expenditures, was $17.9 million, an increase of $5.7 million as compared to 2020, largely attributable to working capital improvements.
•$840.0 million remained outstanding on the revolving credit facility as of March 31, 2021, the same amount that was outstanding at the beginning of the year. Net debt of $714.6 million was the lowest since June 30, 2018 and liquidity was $427.7 million as of March 31, 2021.

Outlook for Stand-Alone Deluxe

Based on our first quarter results, the outlook remains unchanged and the company continues to expect the following for the full year 2021:

•Revenue growth in the range of 0% to 2% primarily due to the combination of sales transformation and related wins, as well as a steady macro-economic recovery from COVID-19
•Adjusted EBITDA margin in a range between 20% to 21%
•To exit the year with a growth rate in mid-single digits, without benefit of acquisitions, a significant transformation milestone
•Tax rate to continue to be approximately 25%
•Capital expenditures to be approximately $90 million

In second quarter 2021, we expect to deliver continued improvement in revenue performance, with solid margins. This includes the impact of headwinds from temporary COVID-related salary and benefit reductions implemented in April 2020. These actions benefited the full second quarter of 2020 and were substantially restored in third quarter 2020.

First American and Combined Outlook

We will provide more insight into First American financials after the transaction closes which is expected to be later this quarter, and we plan to update full year guidance, including First American, during our second quarter 2021 earnings call in early August.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on June 7, 2021 to shareholders of record as of market closing on May 24, 2021.

Earnings Call Information

A live conference call will be held today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-866-393-4306 (access code 8787131). A presentation also will be available via a webcast on the investor relations website at www.deluxe.com/investor. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET and through midnight on May 13, 2021 by dialing 1-855-859-2056 (access code 8787131).

About Deluxe Corporation

Deluxe, a Trusted Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2.8 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, our future financial condition and our ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the company’s products and services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; the risk that the acquisition of First American Payment Systems and/or other future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2020 and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2021	2020
Product revenue	$299.1	$330.7
Service revenue	142.2	155.7
Total revenue	441.3	486.4
Cost of products	(107.3)	(121.5)
Cost of services	(71.2)	(80.5)
Total cost of revenue	(178.5)	(202.0)
Gross profit	262.8	284.4
Selling, general and administrative expense	(212.5)	(237.2)
Restructuring and integration expense	(14.3)	(17.7)
Asset impairment charges	—	(90.3)
Operating income (loss)	36.0	(60.8)
Interest expense	(4.5)	(7.0)
Other income	2.0	4.5
Income (loss) before income taxes	33.5	(63.3)
Income tax (provision) benefit	(9.2)	3.2
Net income (loss)	$24.3	($60.1)

Weighted average dilutive shares	42.5	42.1
Diluted earnings (loss) per share	$0.57	($1.45)
Adjusted diluted earnings per share	1.26	1.08
Capital expenditures	21.7	14.3
Depreciation and amortization expense	27.8	28.4
EBITDA	65.8	(27.9)
Adjusted EBITDA	90.5	83.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
Cash and cash equivalents	$125.4	$123.1	$310.1
Other current assets	379.1	383.5	376.1
Property, plant & equipment	87.8	88.7	94.3
Operating lease assets	41.3	35.9	43.9
Intangibles	254.2	246.8	240.0
Goodwill	736.9	736.8	736.7
Other non-current assets	268.6	260.1	243.4
Total assets	$1,893.3	$1,874.9	$2,044.5

Total current liabilities	$404.6	$411.8	$358.7
Long-term debt	840.0	840.0	1,140.0
Non-current operating lease liabilities	34.3	28.4	32.7
Other non-current liabilities	55.6	53.9	39.1
Shareholders' equity	558.8	540.8	474.0
Total liabilities and shareholders' equity	$1,893.3	$1,874.9	$2,044.5

Net debt	$714.6	$716.9	$829.9
Shares outstanding	42.1	42.0	41.7
Number of employees	5,893	6,185	6,739

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended March 31,
	2021	2020(1)
Cash provided (used) by:
Operating activities:
Net income (loss)	$24.3	($60.1)
Depreciation and amortization of intangibles	27.8	28.4
Asset impairment charges	—	90.3
Prepaid product discount payments	(9.6)	(7.3)
Other	(2.9)	(24.8)
Total operating activities	39.6	26.5
Investing activities:
Purchases of capital assets	(21.7)	(14.3)
Other	(0.2)	0.4
Total investing activities	(21.9)	(13.9)
Financing activities:
Net change in debt	—	256.5
Dividends	(12.9)	(12.7)
Share repurchases	—	(14.0)
Net change in customer funds obligations	1.7	(19.4)
Other	(3.0)	0.7
Total financing activities	(14.2)	211.1
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	1.6	(12.7)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	5.1	211.0
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	229.4	174.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of year	$234.5	$385.8
Free cash flow	$17.9	$12.2

(1) The 2020 statement of cash flows has been revised from amounts reported in the prior year to correct the presentation of purchases of capital assets and other operating cash flows.

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2021	2020
Revenue:
Payments	$79.5	$77.0
Cloud Solutions	62.2	76.0
Promotional Solutions	124.5	142.8
Checks	175.1	190.6
Total	$441.3	$486.4
Adjusted EBITDA:
Payments	$18.3	$18.0
Cloud Solutions	17.2	14.9
Promotional Solutions	17.7	11.2
Checks	83.6	90.7
Corporate	(46.3)	(51.5)
Total	$90.5	$83.3
Adjusted EBITDA Margin:
Payments	23.0%	23.4%
Cloud Solutions	27.7%	19.6%
Promotional Solutions	14.2%	7.8%
Checks	47.7%	47.6%
Total	20.5%	17.1%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2020.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled adjusted EBITDA for full year 2021 to the directly comparable GAAP financial measure because the company does not provide outlook guidance for net income or the reconciling items between net income and adjusted EBITDA. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including asset impairment charges, restructuring, integration and other costs, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook guidance to the corresponding GAAP measure is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA AND ADJUSTED EBITDA

Management discloses EBITDA and Adjusted EBITDA because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes Adjusted EBITDA to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and Adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, management believes that EBITDA and Adjusted EBITDA are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2021	2020
Net income (loss)	$24.3	($60.1)
Interest expense	4.5	7.0
Income tax provision (benefit)	9.2	(3.2)
Depreciation and amortization expense	27.8	28.4
EBITDA	65.8	(27.9)
Asset impairment charges	—	90.3
Restructuring, integration and other costs	15.2	19.7
CEO transition costs	—	(0.2)
Share-based compensation expense	6.7	3.6
Acquisition transaction costs	2.8	—
Certain legal-related benefit	—	(2.2)
Adjusted EBITDA	$90.5	$83.3

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of ongoing operations, management believes that Adjusted Diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, Adjusted Diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider Adjusted Diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2021	2020
Net income (loss)	$24.3	($60.1)
Asset impairment charges	—	90.3
Acquisition amortization	13.2	14.8
Restructuring, integration and other costs	15.2	19.7
CEO transition costs	—	(0.2)
Share-based compensation expense	6.7	3.6
Acquisition transaction costs	2.8	—
Certain legal-related benefit	—	(2.2)
Adjustments, pre-tax	37.9	126.0
Income tax provision impact of pre-tax adjustments(1)	(8.5)	(19.2)
Adjustments, net of tax	29.4	106.8
Adjusted net income	53.7	46.7
Income allocated to participating securities	—	(0.1)
Re-measurement of share-based awards classified as liabilities	—	(0.8)
Adjusted income available to common shareholders	$53.7	$45.8

Weighted-average dilutive shares	42.5	42.1
Adjustment(2)	—	0.1
Adjusted weighted-average dilutive shares	42.5	42.2

GAAP Diluted EPS	$0.57	($1.45)
Adjustments, net of tax	0.69	2.53
Adjusted Diluted EPS	$1.26	$1.08

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as asset impairment charges and share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) The adjustment to total weighted-average dilutive shares for the quarter ended March 31, 2020 is due to the net loss reported for the period. The GAAP EPS calculation for this period excluded a higher number of share-based compensation awards because their effect was antidilutive.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	March 31, 2021	December 31, 2020
Total debt	$840.0	$840.0
Cash and cash equivalents	(125.4)	(123.1)
Net debt	$714.6	$716.9

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. Free cash flow is limited and not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as share repurchases, dividends, mandatory and discretionary debt reduction, and acquisitions or other strategic investments.

	Quarter Ended March 31,
	2021	2020
Net cash provided by operating activities	$39.6	$26.5
Purchases of capital assets	(21.7)	(14.3)
Free cash flow	$17.9	$12.2

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

LIQUIDITY

Management defines liquidity as cash and cash equivalents plus the amount available for borrowing under our revolving credit facility. Management considers liquidity to be an important metric for demonstrating the amount of cash that is available or that could be readily available to the company on short notice. This financial measure is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement enhances investors’ understanding of the funds that are currently available to the company.

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$125.4	$123.1
Amounts available for borrowing under revolving credit facility	302.3	302.3
Liquidity	$427.7	$425.4

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